UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported ) October 30, 2009

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 500, Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

DIP Credit Agreement

As previously disclosed, on October 26, 2009, FairPoint Communications, Inc. (the “Company”) and all of its direct and indirect subsidiaries filed voluntary petitions for relief (collectively, the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  In connection with the Chapter 11 Cases, the Company and FairPoint Logistics, Inc. (“Logistics,” and together with the Company, the “Borrowers”) entered into a Debtor-in-Possession Credit Agreement, dated as of October 27, 2009 (the “DIP Credit Agreement”), with certain financial institutions (the “Lenders”) and Bank of America, N.A., as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”). The DIP Credit Agreement provides for a revolving facility in an aggregate principal amount of up to $75 million, of which up to $30 million is also available in the form of one or more letters of credit that may be issued to third parties for the account of the Company and its subsidiaries (the “DIP Financing”).  Pursuant to an Order of the Bankruptcy Court, dated October 28, 2009 (the “Interim Order”), the Borrowers were authorized to enter into and immediately draw upon the DIP Credit Agreement on an interim basis, pending a final hearing before the Bankruptcy Court on November 18, 2009, in an aggregate amount of $20 million. If the Bankruptcy Court enters a final order in connection with the DIP Credit Agreement (the “Final Order”), the Borrowers will be permitted access to the total amount of the DIP Financing, subject to the terms and conditions of the DIP Credit Agreement and related orders of the Bankruptcy Court. The DIP Credit Agreement became effective by its terms on October 30, 2009.

The DIP Financing will mature and will be repayable in full on the earlier to occur of (i) July 26, 2010, which date can be extended up to 3 months at the request of the Borrowers upon the prior written consent of non-defaulting Lenders holding a majority of the aggregate principal amount of the outstanding loans and letters of credit plus unutilized commitments under the DIP Financing (the “Required Lenders”) with no fee payable by the Borrowers in connection with any such extension, (ii) the effective date of a plan of reorganization that meets certain conditions and is satisfactory to the Required Lenders and the Administrative Agent, (iii) the voluntary reduction by the Borrowers to zero of all commitments to lend  under the DIP Credit Agreement or (iv) the date on which the obligations under the DIP Financing are accelerated by the Required Lenders upon the occurrence and during the continuance of certain events of default.

The DIP Credit Agreement has several features similar to debtor-in-possession credit facilities of this nature, including, but not limited to:

Interest Rate and Fees. Interest rates for borrowings under the DIP Credit Agreement will be, at the Borrowers’ option, at either (i) the Eurodollar rate plus a margin of 4.5% or (ii) the base rate plus a margin of 3.5%, payable monthly in arrears on the last business day of each month.

Interest shall accrue from and including the date of any borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each base rate loan, monthly in arrears on the last business day of each month, (ii) in respect of each Eurodollar loan, on the last day of each interest period applicable thereto (which shall be a period of one month) and (iii) in respect of each such loan, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.  The DIP Credit Agreement provides for the payment to the Administrative Agent, for the pro rata benefit of the Lenders, of an upfront fee in the aggregate principal amount of $1.5 million, which upfront fee is payable in two installments: (1) the first installment of $400,000 was due and payable on October 28, 2009, the date on which the Interim Order was entered by the Bankruptcy Court, and (2) the remainder of the upfront fee is due and payable on the date the Final Order is entered by the Bankruptcy Court.  The DIP Credit Agreement also provides for an unused line fee of 0.50% on the unused revolving commitment, payable monthly in arrears on the last business day of each month (or on the date of maturity, whether by acceleration or otherwise), and a letter of credit facing fee of 0.25% per annum calculated daily on the stated amount of all outstanding letters of credit, payable monthly in arrears on the last business day of each month (or on the date of maturity, whether by acceleration or otherwise), as well as certain other fees.

Voluntary Prepayments. Voluntary prepayments of borrowings and optional reductions of the unutilized portion of the commitments are permitted without premium or penalty (subject to payment of breakage costs in the event Eurodollar loans are prepaid prior to the end of an applicable interest period).

Covenants. Under the DIP Credit Agreement, the Borrowers are required to maintain compliance with certain covenants, including maintaining minimum EBITDAR (earnings, before interest, taxes, depreciation, amortization and restructuring charges) and not exceeding maximum permitted capital expenditure amounts.  The DIP Credit Agreement also contains customary affirmative and negative covenants and restrictions, including, among others, with respect to investments, additional indebtedness, liens, changes in the nature of the business, mergers, acquisitions, asset sales and transactions with affiliates.

Events of Default. The DIP Credit Agreement contains customary events of default, including, but not limited to, failure to pay principal, interest or other amounts when due, breach of covenants, failure of any representations to have been true in all material respects when made, cross-defaults to certain other indebtedness in excess of specific amounts (other than obligations and indebtedness created or incurred prior to the filing of the Chapter 11 Cases), judgment defaults in excess of specified amounts, certain ERISA defaults and the failure of any guaranty or security document supporting the DIP Credit Agreement to be in full force and effect, the occurrence of a change of control and certain matters related to the Interim Order, the Final Order and other matters related to the Chapter 11 Cases.

DIP Pledge Agreement

The Borrowers, MJD Ventures, Inc., MJD Services Corp., S T Enterprises, Ltd., FairPoint Carrier Services, Inc., FairPoint Broadband, Inc., Enhanced Communications of Northern New England Inc., Utilities, Inc., C-R Communications, Inc., Comerco, Inc., GTC Communications, Inc., St. Joe Communications, Inc., Ravenswood Communications, Inc., Unite Communications Systems, Inc. and Berkshire Cellular, Inc. (collectively, the “Pledgors”) entered into the DIP Pledge Agreement with Bank of America N.A., as collateral agent (the “Collateral Agent”), dated as of October 30, 2009 (the “DIP Pledge Agreement”), as required under the terms of the DIP Credit Agreement.  Pursuant to the DIP Pledge Agreement, the Pledgors have provided to the Collateral Agent for the secured parties identified therein, a security interest in 100% of the equity interests and promissory notes owned by the Pledgors and all proceeds arising therefrom, including cash dividends and distributions, subject to certain exceptions and qualifications (the “Pledge Agreement Collateral”).

DIP Subsidiary Guaranty

Berkshire Cellular, Inc., Berkshire Net, Inc., Berkshire New York Access, Inc., C & E Communications, Ltd., Comerco, Inc., Commtel Communications Inc., C-R Communications, Inc., C-R Long Distance, Inc., El Paso Long Distance Company, EllTel Long Distance Corp., FairPoint Broadband, Inc., FairPoint Carrier Services, Inc., FairPoint Communications Solutions Corp. — New York, FairPoint Communications Solutions Corp. — Virginia, Fremont Broadband, LLC, Fretel Communications, LLC, Germantown Long Distance Company, GIT-Cell, Inc., GITCO Sales, Inc., GTC Communications, Inc., GTC Finance Corporation, MJD Services Corp., MJD Ventures, Inc., Orwell Communications, Inc., Peoples Mutual Long Distance Company, Peoples Mutual Services Company, Quality One Technologies, Inc., Ravenswood Communications, Inc., S T Computer Resources, Inc., S T Enterprises, Ltd., Taconic Technology Corp., Telephone Service Company, UI Communications, Inc., UI Telecom, Inc., Unite Communications Systems, Inc., Utilities, Inc. and Yates City Telephone Company (collectively, the “Guarantors”) entered into the DIP Subsidiary Guaranty with the Administrative Agent, dated as of October 30, 2009 (the “DIP Subsidiary Guaranty”), as required under the terms of the DIP Credit Agreement.  Pursuant to the DIP Subsidiary Guaranty, the Guarantors agreed to jointly and severally guaranty the full and prompt payment of all fees, obligations, liabilities and indebtedness of the Borrowers, as borrowers under the DIP Financing.   Pursuant to the terms of the DIP Subsidiary Guaranty, the Guarantors further agreed to subordinate any indebtedness of the Borrowers held by such Guarantor to the indebtedness of the Borrowers to the secured parties under the DIP Financing.

DIP Security Agreement

The Borrowers and the Guarantors (collectively, the “Grantors”) entered into the DIP Security Agreement with the Collateral Agent, dated as of October 30, 2009 (the “DIP Security Agreement”), as required under the terms of the DIP Credit Agreement.  Pursuant to the DIP Security Agreement, the Grantors have provided to the Collateral Agent for the benefit of the secured parties identified therein, a security interest in all assets other than the DIP Pledge Agreement Collateral, any causes of action arising under Chapter 5 of the Bankruptcy Code and Federal Communications Commission licenses and authorizations by state regulatory authorities to the extent that any Grantor is prohibited from granting a lien and security interest therein pursuant to applicable law.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ Alfred C. Giammarino
	Name:	Alfred C. Giammarino
	Title:	Executive Vice President and Chief Financial Officer

Date:  November 4, 2009